CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Peabodys Coffee, Inc. (the "Company") of our report, dated June 25, 2001, relating to the financial statements which appear in the Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, filed by the Company on June 29, 2001.

     We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears therein.


______________/S/__________________
Nicholson & Olson LLP
Roseville, California
July 6, 2001